Exhibit 4.34

JOINDER AND EIGHTH AMENDMENT TO
THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This JOINDER AND EIGHTH AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of November 11, 2024 by and among OLYMPIC STEEL, INC., an Ohio corporation (“Olympic Steel”), OLYMPIC STEEL MINNEAPOLIS, INC., a Minnesota corporation (“Olympic Minneapolis”), OLYMPIC STEEL IOWA, INC., an Iowa corporation (“Olympic Iowa”), OLY STEEL NC, INC., a Delaware corporation (“Oly NC”), IS ACQUISITION, INC., an Ohio corporation (“IS Acquisition”), CHICAGO TUBE AND IRON COMPANY, a Delaware corporation (“Chicago Tube and Iron”), B METALS, INC., an Ohio corporation (“B Metals”), MCI, INC., an Ohio corporation (“MCI”), ACT ACQUISITION, INC., a Texas corporation (“ACT”), SHAQ, INC., a Georgia corporation (“SHAQ”), OS HOLDINGS, INC., an Ohio corporation (“OS Holdings”), METAL-FAB, INC., a Kansas corporation (“Metal-Fab”), CENTRAL TUBE AND BAR, INC., an Arkansas corporation (“Central Tube” and together with Olympic Steel, Olympic Minneapolis, Olympic Iowa, Oly NC, IS Acquisition, Chicago Tube and Iron, B Metals, MCI, ACT, SHAQ, OS Holdings and Metal-Fab, collectively, the “Existing Borrowers”), and METAL W, INC., a Georgia corporation (the “Joining Borrower” and together with the Existing Borrowers, the “Borrowers” and each a “Borrower”), BANK OF AMERICA, N.A., a national banking association, as agent for Lenders (together with its successors and assigns, “Agent”), and the Lenders party hereto. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement (defined below).

RECITALS

A.         The Existing Borrowers, Lenders and Agent are party to that certain Third Amended and Restated Loan and Security Agreement, dated as of December 8, 2017 (as such agreement may be amended, restated, or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have agreed to make certain loans and extend certain other financial accommodations to Borrowers as provided therein;

B.         Pursuant to (a) that certain Asset Purchase Agreement, dated as of the Effective Date (the “Acquisition Agreement”), by and among the Joining Borrower, MetalWorks, LLC, a Georgia limited liability company (“Seller”), and the other Persons party thereto and (b) that certain Real Estate Purchase and Sale Agreement, dated as of the Effective Date (the “Real Estate Purchase Agreement”), by and among the Joining Borrower and the other Persons party thereto, the Joining Borrower intends to acquire (the “Acquisition”) the Purchased Assets and the Real Estate (each as defined in the Acquisition Agreement);

C.         The Joining Borrower and the Existing Borrowers will derive substantial direct and indirect benefit from the Loans and Letters of Credit under the Loan Documents to be made or issued by Lenders and Issuing Bank to or for the benefit of the Existing Borrowers and/or the Joining Borrower and the other financial accommodations to the Existing Borrowers and/or the Joining Borrower and their respective Subsidiaries as may be made available by the Lenders;

D.         The Joining Borrower is willing to become a "Borrower" under the Loan Documents as hereinafter provided in order to obtain such benefits; and

E.         The Borrowers have requested the Agent and the Lenders agree to certain amendments to the Loan Documents as described herein.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or financial accommodations heretofore, now, or hereafter made to or for the benefit of the Obligors by Lenders, it hereby is agreed as follows:

ARTICLE 1
&NBSP;&NBSP;&NBSP;&NBSP;JOINDER TO LOAN AGREEMENT

Section 1.1    Joinder. The Joining Borrower agrees to, and does hereby, become a “Borrower” under the Loan Agreement and become bound by the Loan Agreement with the same force and effect as if it were an original party to the Loan Agreement. Each party hereto hereby acknowledges and agrees that each reference in the Loan Agreement to a “Borrower” shall also mean and be a reference to the Joining Borrower.

(a)    Joint and Several Liability. Without limiting the generality of the foregoing, subject to and in accordance with the Loan Agreement, the Joining Borrower hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations of each Borrower to the Lenders arising under the Loan Agreement and any other Loan Document (and, for the avoidance of doubt, each of the Existing Borrowers hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations of the Joining Borrower to the Lenders arising under the Loan Agreement and any other Loan Document).

(b)    Security Interests. Without limiting the generality of the foregoing, subject to and in accordance with Section 7 of the Loan Agreement, the Joining Borrower hereby grants to Agent, for the ratable benefit of the Secured Parties, as security for the payment and performance in full of the Obligations, a security interest in all right, title and interest of the Joining Borrower in, to and under any and all of the Collateral now owned or at any time hereafter acquired by the Joining Borrower or in which the Joining Borrower now has or at any time in the future may acquire any right, title or interest.

(c)    Representations and Warranties. The Joining Borrower represents, warrants, acknowledges and affirms with respect to itself and its properties, that each of the representations and warranties contained in the Loan Agreement and the other Loan Documents as it relates to the Joining Borrower is true and correct in all material respects (except where any such representation or warranty is otherwise qualified by materiality, in which case such representation or warranty is true and correct in all respects) as of the date hereof, with the same effect as though such representation or warranty had been made on and as of the date hereof after giving effect to the joinder of the Joining Borrower as an additional Borrower and an Obligor under the Loan Agreement and the other Loan Documents.

(d)    Loan Documents. The Joining Borrower joins and agrees to be obligated and bound by all the terms, provisions and covenants under each of the Loan Documents which are intended to be binding on a Borrower, including, without limitation, the Pledge Agreement.

(e)    Acknowledgement. The Borrower Agent and each Existing Borrower hereby acknowledges and consents to the Loan Documents, as amended or supplemented by this Agreement, and confirms and ratifies in all respects the Obligations of each Borrower under the Loan Documents to which it is a party, as so amended or supplemented, which shall remain in full force and effect.

(f)    Borrower Agent. The Joining Borrower hereby appoints the Borrower Agent as representative and agent for all purposes under the Loan Documents as further specified in Section 4.4 of the Loan Agreement.

ARTICLE 2

LOAN AGREEMENT AMENDMENT PROVISIONS

Section 2.1    Amendments to Loan Agreement. Effective as of the Effective Date (as defined below), Schedules 1.2, 8.5, 8.6.1, 9.1.4 and 9.1.11 to the Loan Agreement shall be supplemented with the information relating to the Joining Borrower attached as Annex I hereto.

ARTICLE 3
&NBSP;&NBSP;&NBSP;&NBSP;MISCELLANEOUS

Section 3.1    Conditions to Effectiveness. This Agreement shall become effective on the date upon satisfaction or waiver of the following conditions precedent, as determined by Agent in its sole discretion (the “Effective Date”):

(a)    this Agreement shall have been duly executed and delivered by Agent, each Borrower and each Lender;

(b)    with respect to the Joining Borrower, Agent shall have received UCC and Lien searches and other evidence satisfactory to Agent that there are no Liens upon the Collateral other than Permitted Liens;

(c)    Agent shall have received that certain Pledge Amendment, in form and substance satisfactory to Agent, dated as of the date hereof, executed by OS Holdings in favor of Agent together with delivery of stock certificates and stock powers with respect to Equity Interests of the Joining Borrower;

(d)    Agent shall have received amended and restated Notes for each Lender that has requested an amended and restated Note that includes Joining Borrower as a maker prior to the Effective Date, in each case, in form and substance satisfactory to Agent, dated as of the Effective Date;

(e)    Agent shall have received a certificate, in form and substance satisfactory to it, from a knowledgeable Senior Officer of the Borrower Agent certifying that (i) attached are copies of the Acquisition Agreement and related principal documents, the Acquisition has been consummated in accordance with the Acquisition Agreement, the Acquisition constitutes a “Permitted Acquisition” under the Loan Agreement, (ii) attached are pro forma financial statements of the Borrowers and each of their Subsidiaries after giving effect to the consummation of the Acquisition, including projections of the Aggregate Borrowing Base and Availability and a pro forma Compliance Certificate, in form and substance satisfactory to Agent to demonstrate compliance with the requirements of clause (f) of the definition of “Permitted Acquisitions”, (iii) before and after giving effect to the consummation of the Acquisition, no Default or Event of Default exists, and (iv) before and after giving effect to the consummation of the Acquisition, the representations and warranties set forth in the Loan Agreement are true and correct in all material respects;

(f)    Agent shall have received a certificate of a duly authorized officer of the Joining Borrower, certifying (i) that the copies attached thereto of the Joining Borrower’s Organic Documents, including articles or organization or incorporation or other similar charter documents certified by the Secretary of State or other appropriate official of the Joining Borrower’s jurisdiction of organization, are true and complete and in full force and effect, without amendment except as shown; (ii) that the copy attached thereto of resolutions authorizing execution and delivery of this Agreement and all other Loan Documents to which it is a party is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified, revoked or contradicted by any other resolution; (iii) to the title, name and signature of each Person authorized to sign this Loan Documents on behalf of the Joining Borrower and (iv) that attached thereto is a good standing certificate issued as of a recent date by the Secretary of State or other appropriate official of the Joining Borrower’s jurisdiction of organization;

(g)    Agent shall have received a written opinion of Jones Day, as counsel to the Borrowers, in respect of the Joining Borrower, in form and substance reasonably satisfactory to Agent;

(h)    Agent shall have received an Acceptable Appraisal with respect to the Acquired Equipment;

(i)    Agent shall have received certificates of insurance for the insurance policies carried by the Joining Borrower with respect to property insurance policies related to the Collateral and with respect to liability insurance policies;

(j)    Upon request of any Lender made at least ten days prior to the Effective Date, the Joining Borrower shall have provided to such Lender all documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act and Beneficial Ownership Regulation (including, if the Joining Borrower qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, a Beneficial Ownership Certification to Agent and Lenders in relation to such Borrower), or other requirements of Applicable Law or other requirements set forth in Section 14.16 of the Loan Agreement, in each case at least five days prior to the Effective Date; and

(k)    All documentation and other matters related to this Agreement and the transactions contemplated hereby shall be satisfactory to the Agent in its sole discretion.

Section 3.2    Representations, Warranties, and Covenants of Borrowers. Each Borrower hereby represents and warrants that as of the Effective Date (a) no event has occurred and is continuing which constitutes a Default or an Event of Default, (b) the representations and warranties of such Borrower contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (c) the execution and delivery by such Borrower of this Agreement and the performance by such Borrower of the Loan Agreement, as amended by this Agreement, are within such Borrower’s corporate powers and have been duly authorized by all necessary action, (d) this Agreement and the Loan Agreement, as amended by this Agreement, are legal, valid, and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), and (e) the execution and delivery by such Borrower of this Agreement and the performance by such Borrower of the Loan Agreement, as amended by this Agreement, do not require the consent of any Person (other than that which has been obtained) and do not contravene the terms of such Borrower’s Organic Documents, any Restrictive Agreement or any other indenture, agreement, or undertaking to which such Borrower is a party or by which such Borrower or any of its property is bound.

Section 3.3    Fees, Costs, and Expenses. The Borrowers agree to pay on demand all reasonable costs and expenses of Agent in connection with the preparation, negotiation, execution and delivery, and closing of this Agreement and all related documentation, including the fees and out-of-pocket expenses of counsel for Agent with respect thereto, in each case, to the extent reimbursable by the Borrowers pursuant to the Loan Documents.

Section 3.4    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto as separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute but one and the same agreement. A telecopy, pdf or similar electronic file of any such executed counterpart shall be deemed valid and may be relied upon as an original.

Section 3.5    Effect; Ratification.

(a)    Except as specifically set forth above, the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect and are hereby ratified and confirmed.

(b)    The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of (a) any right, power or remedy of Agent or any Lender under the Loan Agreement or any other Loan Document, nor constitute amendment of any provision of the Loan Agreement or any other Loan Document, except as specifically set forth herein, or (b) any Default or Event of Default. Upon the effectiveness of this Agreement, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

(c)    Each Borrower acknowledges and agrees that the amendments set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by Agent and Lenders of this Agreement shall not be deemed (i) to be a consent to any amendment, waiver or modification of any term or condition of the Loan Agreement or of any other Loan Document, (ii) to create a course of dealing or otherwise obligate Agent or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of Agent or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Agreement.

(d)    This Agreement shall constitute a Loan Document.

Section 3.6    Reaffirmation. Each Existing Borrower hereby acknowledges and reaffirms all of its obligations and undertakings under each of the Loan Documents to which it is a party and acknowledges and agrees that subsequent to, and after taking account of the provisions of this Agreement, each such Loan Document is and shall remain in full force and effect in accordance with the terms thereof.

Section 3.7    No Oral Agreements. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Section 3.8    GOVERNING LAW. THIS AMENDMENT, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

Section 3.9    Post-Closing. Within forty-five (45) days following the Effective Date (or such later date as agreed to by the Agent), the Borrowers shall have delivered the insurance certificates and insurance endorsements required by, and in accordance with, Section 8.6.2 of the Loan Agreement in respect of the Joining Borrower.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

JOINING BORROWERS:

METAL W, INC., a Georgia corporation

By:         _/s/ Richard A. Mason_________________

Name: Richard A. Manson

Title: Chief Financial Officer and Secretary

EXISTING BORROWERS:

OLYMPIC STEEL, INC.

By:         _/s/ Richard A. Mason_________________

Name: Richard A. Manson

Title: Chief Financial Officer

OLYMPIC STEEL MINNEAPOLIS, INC.

OLYMPIC STEEL IOWA, INC.

OLY STEEL NC, INC.

IS ACQUISITION, INC.

CHICAGO TUBE AND IRON COMPANY

B METALS, INC.

ACT ACQUISITION, INC.

MCI, INC.

SHAQ, INC.

OS HOLDINGS, INC.

METAL-FAB, INC.

CENTRAL TUBE AND BAR, INC.

By:         _/s/ Richard A. Mason_________________

Name: Richard A. Manson

Title:         Chief Financial Officer and Secretary

AGENT AND LENDERS: BANK OF AMERICA, N.A., as Agent and Lender By: /s/ Daniel Rubio Name: Daniel Rubio Title: Vice President

THE HUNTINGTON NATIONAL BANK, as Lender By: /s/ Nelson Rauscher Name: Nelson Rauscher Title: Vice President
KEYBANK NATIONAL ASSOCIATION, as Lender By: /s/ Timothy W. Kenealy Name: Timothy W. Kenealy Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender By: /s/ Ryan Soch Name: Ryan Soch Title: VP

BMO HARRIS BANK N.A., as Lender By: /s/ Quinn Heiden Name: Quinn Heiden Title: Managing Director